UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 21, 2017

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 21, 2017, Inspired Entertainment, Inc. (the “Company”) received written notice from the Staff of the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that, based upon the Company’s non-compliance with the round lot shareholder requirements for the listing of its common stock and warrants on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rules 5550(a)(3) and 5515(a)(4), respectively, the Company’s securities would be subject to delisting from Nasdaq unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”). The Company intends to timely request a hearing before the Panel, at which hearing the Company will request an extension within which to complete its plan to evidence compliance with all applicable requirements for listing on Nasdaq. The Company’s request for a hearing will stay any delisting action by Nasdaq at least pending the ultimate outcome of the hearing and any extension granted by the Panel. In the interim, the Company’s securities will otherwise continue to trade on The Nasdaq Capital Market under the current trading symbols “INSE” and “INSEW,” respectively. The Company is diligently working to evidence compliance with all applicable Nasdaq listing criteria; however, there can be no assurance that the Panel will grant the Company’s request for continued listing on Nasdaq or that the Company will be able to satisfy the applicable shareholder requirements.

The Company issued a press release regarding the notice received from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release dated March 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2017

INSPIRED ENTERTAINMENT, INC.

By	/s/ A. Lorne Weil
Name: A. Lorne Weil
Title: Executive Chairman